UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2020

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Connell Drive, Suite 5000, Berkeley Heights, NJ	07922
(Address of Principal Executive Offices)	(Zip Code)

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Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	CRMD	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2020, CorMedix Inc. (the “Company” or “we”) announced the appointment of Dr. Matt David as the Company’s Executive Vice President and Chief Financial Officer, effective May 11, 2020.

Dr. David joins CorMedix after serving as Head of Strategy at Ovid Therapeutics Inc, a late-stage clinical biopharmaceutical company focused on developing treatments for rare neurological disorders, where he was responsible for financing strategy and investor relations, and joined in October 2018. Prior to Ovid, Dr. David was a Strategic Advisor to Frequency Therapeutics, advising on financing, investor relations and strategic initiatives from 2017 to early 2019. Prior to Frequency, Dr. David spent the majority of his career as an investment banker specialized in the life sciences sectors, including at Piper Jaffray, Thomas Weisel Partners, Ferghana Partners and most recently at Bank of America Merrill Lynch. As part of his experience as an investment banker, Dr. David has advised on a broad range of capital raising and strategic transactions. Earlier in his career, Dr. David was part of the equity research team at Lehman Brothers, focusing on Large Pharma. Dr. David began his career as a surgical resident at Beth Israel Hospital, after receiving an M.D. from NYU School of Medicine. Dr. David earned his Bachelor of Arts degree in Chemistry, magna cum laude, from Dartmouth College.

In connection with his appointment, the Company and Dr. David entered into an employment agreement for an initial three-year term. Thereafter, the agreement will automatically renew for additional successive one-year periods, unless either party notifies the other in writing at least 90 days before the expiration of the then current term that the agreement will not be renewed.

Pursuant to the agreement, Dr. David will receive an annual salary of $330,000, which cannot be decreased unless all officers and/or members of our executive management team experience an equal or greater percentage reduction in base salary and/or total compensation, provided that any reduction in Dr. David’s salary may be no greater than 25%. Dr. David will be eligible for an annual bonus, which may equal up to 30% of his base salary then in effect, as determined by our Board of Directors or the Compensation Committee thereof. In determining such bonus, our Board or the Compensation Committee will take into consideration the achievement of specified company objectives, established by the Board or the Compensation Committee, and such other factors as the Board or the Compensation Committee deems appropriate. Dr. David must be employed through December 31 of a given year to be eligible to earn that year’s annual bonus.

In connection with Dr. David’s employment, we will grant Dr. David, on his first day of employment with the Company, stock options to purchase 250,000 shares of our common stock. 166,000 of the options will vest over four years in four equal annual installments beginning one year after the date of grant and continuing on each of the next three anniversaries of the applicable date of grant, subject to Dr. David’s continued employment with the Company (the “Time Options”). The remaining 84,000 options will vest based on achievement of performance milestones for Dr. David and subject to Dr. David’s continued employment with the Company through the applicable vesting date (the “Milestone Options”). The exercise price of 83,000 Time Options and 42,000 Milestone Options will be $5.63 per share, or if higher, the closing price of the Company’s common stock on the New York Stock Exchange (the “Fair Market Value”) on the applicable date of grant. The exercise price of the remaining Time Options and Milestone Options will be the Fair Market Value on the applicable date of grant.

Each year during the term, commencing in 2021, we will make an annual equity grant to Dr. David, which may include restricted stock, restricted stock units or stock options, with time-based or performance-based vesting, in such amounts and on such terms as the Board or the Compensation Committee deems appropriate.

If we terminate Dr. David’s employment for Cause (as defined below), he will be entitled to receive only the accrued compensation due to him as of the date of such termination, rights to indemnification and directors’ and officers’ liability insurance, and as otherwise required by law. All outstanding equity awards and all outstanding stock options then held by Dr. David that are granted on or after the effective date of his employment agreement, whether or not vested, will be forfeited to us as of such date.

If we terminate Dr. David’s employment other than for Cause, death, disability, or by notice of nonrenewal, or if he resigns for Good Reason (as defined below), including in each case within 24 months of a Corporate Transaction (as defined in the agreement and which is the same definition as in our 2019 Omnibus Stock Incentive Plan), Dr. David will receive the following benefits: (i) payment of any accrued compensation and any unpaid bonus for the prior year, as well as rights to indemnification and directors’ and officers’ liability insurance and any rights or privilege otherwise required by law; (ii) payment of his base salary for a period of 9 months following the effective date of the termination of employment; (iii) payment on a prorated basis for any target bonus for the year of termination based on the actual achievement of the specified bonus objectives; (iv) if he timely elects continued health insurance coverage under COBRA, payment of the premium to continue such coverage for him and his eligible dependents in an amount equal to the portion paid for by us during his employment until the conclusion of the time when he is receiving continuation of base salary payments or until he or she becomes eligible for group health insurance coverage under another employer’s plan, whichever occurs first; (v) except as provided in (vii) below, all equity awards and stock options held by Dr. David that are scheduled to vest on or before the next succeeding anniversary of the date of termination shall be accelerated and deemed to have vested as of the termination date, provided that, any performance based equity awards or stock options whose vesting requirements have not been successfully met as of the date of termination of employment or resignation with Good Reason will not accelerate; (vi) except as provided in (vii) below, vested stock options will be exercisable for 90 days following termination of employment or, if earlier, the expiration date of the stock option, and (vii) in the event of a Corporate Transaction, all equity awards and stock options shall become fully vested and exercisable, and the stock options will remain exercisable for 12 months following such termination or resignation or, if earlier, the expiration date of the stock option. The separation benefits set forth above are conditioned upon Dr. David’s executing a release of claims against us, our parents, subsidiaries, and affiliates, and each such entities’ officers, directors, employees, agents, successors, and assigns in a form acceptable to us, within a time specified therein, which release is not revoked within any time period allowed for revocation under applicable law.

For purposes of the agreement, “Cause” is defined as: (i) the willful failure, disregard, or refusal by Dr. David to perform his material duties or obligations under the agreement (other than as a result of his mental incapacity or illness, as confirmed by medical evidence provided by a physician selected by us); (ii) any willful, intentional, or grossly negligent act by Dr. David having the effect of materially injuring (whether financially or otherwise) our business or reputation or any of our affiliates; (iii) Dr. David’s conviction of any felony involving moral turpitude (including entry of a guilty or nolo contendere plea); (iv) Dr. David’s qualification as a “bad actor,” as defined by 17 CFR 230.506(a); (v) the good faith determination by the Board, after a reasonable and good-faith investigation by us that Dr. David engaged in some form of harassment or discrimination prohibited by law (including, without limitation, harassment on the basis of age, sex or race) unless his actions were specifically directed by the Board; (vi) any material misappropriation or embezzlement by Dr. David of our or our affiliates’ property (whether or not a misdemeanor or felony); or (vii) material breach by Dr. David of the agreement that is not cured, to the extent subject to cure, by him to our reasonable satisfaction within 20 days after we give written notice thereof to him.

For purposes of the agreement, “Good Reason” is defined as: (i) any material breach of the agreement by us; (ii) any material diminution by us of Dr. David’s duties, responsibilities, or authority; or (iii) a material reduction in Dr. David’s annual base salary unless all officers and/or members of our executive management team experience an equal or greater percentage reduction in annual base salary and/or total compensation and any reduction in Dr. David’s salary and/or total compensation is no greater than 25%; or (v) a material reduction in Dr. David’s target bonus level unless all officers and/or members of our executive management team experience an equal or greater percentage reduction related to target bonus levels and Dr. David’s target bonus level reduction is no greater than 25%.

If Dr. David terminates his employment by written notice of termination or if he or we terminate his employment by providing a notice of nonrenewal at least 90 days before the agreement is set to expire, Dr. David will not be entitled to receive any payments or benefits other than any accrued compensation, any unpaid prior year’s bonus, rights to indemnification and directors’ and officers’ liability insurance, and as otherwise required by law.

If Dr. David’s employment is terminated as a result of his death or disability, we will pay him or his estate, as applicable, any accrued compensation and any unpaid prior year’s bonus.

Our agreement with Dr. David contains a non-compete provision that provides that during the term of the agreement and the 12-month period immediately following Dr. David’s separation from employment for any reason, Dr. David is prohibited from engaging in any business involving the development or commercialization of a preventive anti-infective product that would be a direct competitor of Neutrolin or a product containing taurolidine or any other product being actively developed or produced by us anywhere in the world on the date of termination of his employment.

The foregoing description of the employment agreement is not complete and is qualified in its entirety by reference to the text of the employment agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2020.

Item 8.01. Other Events

On May 11, 2020, the Company issued a press release announcing the appointment of Dr. David. A copy of such press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of CorMedix Inc. dated May 11, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2020	CORMEDIX INC.

/s/ Khoso Baluch
Name: Khoso Baluch Title: Chief Executive Officer

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